Exhibit 99.1

FOR IMMEDIATE RELEASE

VIA PHARMACEUTICALS ANNOUNCES COMPLETION OF ITS $25

MILLION PRIVATE PLACEMENT OF COMMON STOCK

San Francisco, CA, August 8, 2007 – VIA Pharmaceuticals, Inc. (NASDAQ: VIAP), a biotechnology company focused on the development of compounds for the treatment of cardiovascular disease, announced today that it has completed the second and final closing of its previously announced $25.0 million private placement of common stock. At the second closing held on August 8, 2007, VIA issued the remaining 8,402,940 shares of common stock for an aggregate purchase price of approximately $20.42 million. VIA had previously issued 1,885,125 shares of common stock for an aggregate purchase price of approximately $4.58 million in the first closing, which occurred on July 2, 2007. After fees and estimated offering expenses, VIA received aggregate net proceeds of approximately $23.2 million from the financing, which VIA intends to use to continue its research, development and commercialization activities.

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from the registration requirements of the Securities Act. The shares were offered and sold only to a limited number of institutional and accredited investors. The Company has agreed to file a registration statement with the SEC covering the resale of 6,996,914 shares of the common stock issued in the private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security.

About VIA Pharmaceuticals, Inc.

VIA Pharmaceuticals, Inc. is a biotechnology company focused on the development of compounds for the treatment of cardiovascular disease. VIA is building a pipeline of small-molecule drugs that target inflammation in the blood vessel wall, an underlying cause of atherosclerosis and its complications, including heart attack and stroke. VIA’s lead drug candidate, VIA-2291, is in two concurrent Phase II clinical studies in patients with cardiovascular disease. VIA is headquartered in San Francisco, California. For more information, visit: www.viapharmaceuticals.com.

Forward-Looking Statements

This press release may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to VIA’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause VIA’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond VIA’s control and which could materially affect actual results, levels of activity, performance or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:

•	our ability to obtain necessary financing;

•

our ability to comply with the registration requirements set forth in the securities purchase agreement with respect to the private placement and to timely file and have declared effective a resale registration statement registering the common stock sold pursuant to the securities purchase agreement to avoid payment of liquidated damages;

•	our ability to control our operating expenses;

•	our ability to recruit and enroll patients for the CEA and ACS clinical trials;

•	our ability to successfully complete our clinical trials of VIA-2291 on expected timetables and the outcomes of such clinical trials;

•	the outcome of any legal proceedings;

•	our ability to obtain necessary FDA approvals, our ability to successfully commercialize VIA-2291;

•	our ability to obtain and protect our intellectual property related to our product candidates;

•	our potential for future growth and the development of our product pipeline;

•	our ability to form and maintain collaborative relationships to develop and commercialize our product candidates;

•	general economic and business conditions; and

•

the other risks described under “Risk Factors” in VIA Pharmaceuticals, Inc.’s (formerly Corautus Genetics Inc.) Definitive Proxy Statement on Schedule 14A, which was filed with the SEC on May 10, 2007 (as subsequently supplemented).

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and VIA undertakes no obligation to update publicly any of these statements in light of new information or future events.

Contact Information:

VIA Pharmaceuticals, Inc.

James G. Stewart

Senior Vice President and Chief Financial Officer

415.283.2204

The Trout Group

Ian Clements / Lauren Glaser – San Francisco

415.392.3385

Brian Korb – New York City

646.378.2923

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